EXHIBIT 8.1

                    [Letterhead of Cravath, Swaine & Moore]

                                                                   June 27, 2002

Ladies and Gentlemen:

                  We have acted as special Federal tax counsel to Citibank (South Dakota), National Association ("Citibank (South Dakota)"), Citibank (Nevada), National Association ("Citibank (Nevada)"), Citibank Credit Card Issuance Trust (the "Issuance Trust") and Citibank Credit Card Master Trust I (the "Master Trust") in connection with the filing on or about the date hereof by such persons with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement registers under the Securities Act of 1933, as amended, both a collateral certificate representing an undivided interest in certain assets of the Master Trust (the "Collateral Certificate") and series of notes secured by the Collateral Certificate (the "Notes").

                  The Collateral Certificate was issued pursuant to the Pooling and Servicing Agreement dated as of May 29, 1991, as Amended and Restated as of October 5, 2001 (the "Pooling and Servicing Agreement"), among Citibank (South Dakota), as Seller and Servicer, Citibank (Nevada), as Seller, and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (the "Master Trust Trustee"), and a related Series Supplement to the Pooling and Servicing Agreement (the "Series Supplement") among Citibank (South Dakota), as Seller and Servicer, Citibank (Nevada), as Seller, and the Master Trust Trustee. The Notes will be issued under an Indenture (the "Indenture") between the Issuance Trust and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee.



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                  In that connection, we have examined originals or copies,
certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) the Pooling and Servicing Agreement and the Series Supplement, (b) the Indenture, (c) the Collateral Certificate, (d) specimens of the Notes, (e) the Registration Statement, and (f) the form of prospectus forming part of the Registration Statement (the "Prospectus") and the form of prospectus supplement forming part of the Registration Statement (the "Prospectus Supplement"), each relating to the Notes.

                  Based upon the foregoing, we hereby confirm that (i) the statements set forth in the Prospectus under the heading "Tax Matters" accurately describe the material Federal income tax consequences to holders of the Notes and (ii) the statements set forth in the Prospectus under the caption "Benefit Plan Investors", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, accurately describe the material consequences to holders of Notes under the Employee Retirement Income Security Act of 1974, as amended.

                  We know that we are referred to under the headings "Prospectus Summary -- Tax Status", "Tax Matters -- Tax Characterization of the Notes" and "Legal Matters" in the Prospectus, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibits 8.1 and 23.2 thereto.

                                                     Very truly yours,

                                                     /s/ Cravath, Swaine & Moore


Citibank (South Dakota), National Association
      701 East 60th Street, North
            Sioux Falls, South Dakota 57117

Citibank (Nevada), National Association
      8725 West Sahara Avenue
            Las Vegas, Nevada 89163

Citibank Credit Card Issuance Trust
      c/o Citibank (South Dakota), National Association, as Managing Beneficiary
            701 East 60th Street, North
                  Mail Code 1251
                        Sioux Falls, South Dakota 57117



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Citibank Credit Card Master Trust I
      c/o Citibank (South Dakota), National Association, as Servicer
            701 East 60th Street, North
                  Sioux Falls, South Dakota 57117